Exhibit 4.1

AMENDMENT NO. 1
TO
RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 dated as of July 3, 2007 (this “Amendment”) by and between ASHWORTH, INC., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”) to the Amended and Restated Rights Agreement dated as of February 22, 2000 (the “Agreement”) by and between the Company and American Securities Transfer & Trust, Inc., a Colorado corporation, is entered into with reference to the following:

WHEREAS, in accordance with Section 27 of the Agreement, the Board of Directors of the Company has authorized the amendment and restatement of certain provisions of the Agreement as described below; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Additional Defined Terms. New Sections 1(mm), 1(nn) and 1(oo) are hereby added to the Agreement as follows:

(mm) “EXCESS SHARES” shall mean the amount of Common Stock directly or indirectly Beneficially Owned by the Meyer Group in excess of 15% of the voting power of the outstanding Common Stock.

(nn) “MEYER GROUP” shall mean all of the following combined: (i) David M. Meyer and the Persons with which he is a Beneficial Owner and any Person who is an Affiliate of Mr. Meyer, including those Persons with which Mr. Meyer files a Schedule 13D under the Exchange Act (the “Core Meyer Group”); (ii) any Person who was (for any length of time) a member of the Core Meyer Group on or after July 3, 2007; and (iii) any Person who is a Beneficial Owner with or Affiliate of (including by virtue of jointly filing a Schedule 13D under the Exchange Act) any member of the Core Meyer Group or any Person described in clause (ii) of this sentence.

(oo) “PRO RATA SHARES” means, with respect to any Person that is a member of the Meyer Group, the number of shares of Common Stock at any given time equal to the following: (i) the number of shares of Common Stock directly Beneficially Owned by such Person divided by (ii) the aggregate number of shares of Common Stock directly or indirectly Beneficially Owned by all members of the Meyer Group multiplied by (iii) the number of Excess Shares; provided that the aggregate sum of all Pro Rata Shares at any given time for all members of the Meyer Group shall always be equal to the number of Excess Shares, and the foregoing calculation shall be adjusted on a pro rata basis to account for any member of the Meyer Group that fails to comply with the requirement described in Section 1(p)(ii)(c) or to correct for any other anomaly that may result in the foregoing calculation causing the aggregate sum of all Pro Rata Shares at any given time for all members of the Meyer Group not to be equal to the number of Excess Shares.

2. Amendment of Definition of Exempt Person. Section 1(p) of the Agreement is hereby amended and restated as follows:

(p) “EXEMPT PERSON” shall mean (i) the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any person or entity organized, appointed, or established by the Company or any Subsidiary of the Company, for or pursuant to the terms of any such plan and (ii) the Meyer Group, provided that (a) the members of the Meyer Group do not directly or indirectly, in the aggregate, acquire shares of Common Stock if, as a result, the Meyer Group would become the Beneficial Owners of 30% or more of the shares of Common Stock outstanding, (b) each Person who ceases to be a member of the Core Meyer Group does not acquire shares of Common Stock if, as a result, such Person would become, directly or indirectly, the Beneficial Owner of more than the greater of (x) the percentage of the shares of Common Stock outstanding that such Person Beneficially Owned immediately after it ceased to be a member of the Core Meyer Group and (y) 15% of the shares of Common Stock outstanding; (c) each Person who is or ever becomes a member of the Meyer Group delivers to the Secretary of the Company, on the date that is the latest of (x) July 3, 2007, (y) the date upon which such Person becomes a member of the Meyer Group and (z) the date upon which such Person first becomes the direct Beneficial Owner of any shares of Common Stock, an Irrevocable Proxy and Agreement substantially in the form set forth as Exhibit C hereto which shall (1) grant an irrevocable proxy to the Secretary of the Company to vote from time to time the Pro Rata Shares owned by such Person, (2) contain an affirmative covenant by such Person that it will never acquire shares of Common Stock if, as a result, the number of shares of Common Stock directly or indirectly Beneficially Owned by all members of the Meyer Group in the aggregate would be equal to 30% or more of the shares of Common Stock outstanding and (3) contain an affirmative covenant by such Person (if such Person was previously a member of the Core Meyer Group) that it will comply with clause (b) of this sentence; (d) no member of the Meyer Group votes (whether at a meeting of shareholders or by written consent) any of its Pro Rata Shares in opposition to any recommendation of the Board of Directors of the Company; and (e) no member of the Meyer Group takes any legal action in a court of law to contest the validity of the Irrevocable Proxy and Agreement described in clause (c) of this sentence. Notwithstanding the foregoing, in the event that the Meyer Group shall fail (for any reason and without regard to the fault or lack of fault of any particular member of the Meyer Group) to comply with clause (a) of this paragraph after having become an Exempt Person, the Meyer Group shall not be disqualified from Exempt Person status as a result of such breach of clause (a), provided that the Meyer Group cures such breach within five (5) days after written notice identifying such breach from the Company to the members of the Meyer Group of which the Company is aware. In the event that the Meyer Group shall fail (for any reason and without regard to the fault or lack of fault of any particular member of the Meyer Group) to comply with clauses (b), (c), (d) or (e) of this paragraph, then during the period in which the breach is outstanding, the Meyer Group shall not vote any shares of Common Stock Beneficially Owned by any of them in opposition to the recommendations of the Board of Directors of the Company without the approval of the Company. The Irrevocable Proxy and Agreement described in clause (c) of this paragraph shall remain in full force and effect until the termination of the Rights Agreement.

3. No Further Amendments. Except as expressly amended pursuant to Sections 1 and 2 hereof, the remaining provisions of the Agreement shall remain in full force and effect in accordance with their terms.

4. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Amendment may be executed by electronic or facsimile signature, and an electronic or facsimile signature shall constitute an original for all purposes.

[Signature page follows.]

100240405_8.DOC

IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

The “Company”:

ASHWORTH, INC.

By: /s/ Peter Weil
Name: Peter Weil
Title: CEO

The “Rights Agent”:

COMPUTERSHARE TRUST COMPANY, N.A.

By: /s/Kellie Gwinn
Name: Kellie Gwinn
Title:

By: /s/ I. Yewer
Name: I. Yewer
Title: Branch President

EXHIBIT C

FORM OF IRREVOCABLE PROXY

IRREVOCABLE PROXY AND AGREEMENT

[Date]

All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Amended and Restated Rights Agreement dated February 22, 2000 between Ashworth, Inc., a Delaware corporation (the “Company”) and American Securities Transfer & Trust, Inc. (as amended, the “Rights Agreement”).

The undersigned stockholder of the Company, solely in its capacity as a stockholder of the Company, hereby irrevocably constitutes and appoints the Secretary of the Company the true and lawful proxy and attorney-in-fact of the undersigned stockholder with full power of substitution and re-substitution to vote at any and all meetings of the stockholders of the Company, whether annual or special, and at any adjournment or adjournments or postponements of any such meetings, and in any action by written consent of stockholders of the Company, the undersigned stockholder’s Pro Rata Shares (the “Shares”); except as specifically set forth below, this proxy shall in no event impact the ability of the undersigned stockholder to vote shares of Common Stock or other capital stock of the Company which are not part of the undersigned stockholder’s Pro Rata Shares. The Shares shall be voted by the Secretary of the Company in the same proportion as the votes of all stockholders of the Company, including the Meyer Group.

The proxy and power of attorney granted herein (i) shall be irrevocable, (ii) are granted in consideration of (a) the Company entering into an amendment to the Rights Agreement, (b) the resulting ability of the undersigned stockholder to become a member of the Meyer Group and

(c) other good and valuable consideration, the adequacy of which is hereby acknowledged, and (iii) shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. This proxy shall revoke all prior proxies granted by the undersigned stockholder with respect to the capital stock of the Company. The undersigned stockholder shall not grant any proxy to any person that conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death, disability or incompetence of the undersigned stockholder.

In addition, the undersigned hereby agree that (i) during any period in which the Meyer Group fails to comply with clauses (b), (c), (d) or (e) set forth in the amendment to the Rights Agreement dated July 3, 2007 (as such clauses may be further amended), then the undersigned stockholder shall not be entitled to vote any shares of Common Stock Beneficially Owned by the undersigned stockholder in opposition to the recommendations of the Board of Directors of the Company, (ii) the undersigned stockholder shall never acquire shares of Common Stock if, as a result, the number of shares of Common Stock directly or indirectly Beneficially Owned by all members of the Meyer Group in the aggregate would be equal to 30% or more of the shares of Common Stock outstanding, (iii) after ceasing to be a member of the Core Meyer Group (if the undersigned ever was or becomes a member of the Core Meyer Group), the undersigned shall not acquire shares of Common Stock if, as a result, the undersigned would become, directly or indirectly, the Beneficial Owner of more than the greater of (x) the percentage of the shares of Common Stock outstanding that the undersigned Beneficially Owned immediately after it ceased to be a member of the Core Meyer Group and (y) 15% of the shares of Common Stock outstanding, and (iv) this paragraph may not be amended, in each case without the prior written approval of the Company.

This Irrevocable Proxy and Agreement shall remain in full force and effect until the termination of the Rights Agreement.

IN WITNESS WHEREOF, the undersigned stockholder has caused this Irrevocable Proxy and Agreement to be executed and granted as of the date first written above.

[NAME OF STOCKHOLDER]

By:
Name:
Title:

ACCEPTED AND AGREED:

ASHWORTH, INC.

By:
Name:
Title:

100240405_8.DOC